Exhibit 5.1

June 15, 2010

Altair Nanotechnologies Inc.
204 Edison Way
Reno, NV  89502-2306

Re:  Registration Statement on Form S-4

Gentlemen:

We have acted as United States counsel to Altair Nanotechnologies Inc., a corporation presently incorporated under the laws of Canada and to be domesticated in the State of Nevada (the “Company”), and have been requested to furnish this opinion in connection with the Company’s filing of a Registration Statement on Form S-4 (as such may be further amended or supplemented, the “Registration Statement”) with the United States Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of common stock, par value $.001 per share, of the Company, together with associated Rights arising under the Rights Agreement (each as defined below), in connection with the change of the Company’s jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Nevada (the “Domestication”) pursuant to Section 92A.270 of the Nevada Revised Statutes.

For the purpose of rendering our opinion as expressed herein, we have been furnished with and have reviewed the following documents:

(i)           forms of Articles of Incorporation (the “Articles of Incorporation”) and Articles of Domestication (the “Articles of Domestication”) to be filed with the Secretary of State of Nevada in connection with the Domestication (collectively, the “Domestication Documents”), each in the form filed as an exhibit to the management proxy circular included in the Registration Statement;

(ii)           the Registration Statement;

(iii)           the proposed form of bylaws of the Company (the “Bylaws”) following the Domestication, in the form filed as an exhibit to management proxy circular included in the Registration Statement; and

(iv)           the Amended and Restated Shareholder Rights Plan Agreement, dated October 15, 1999, by and between the Company and Equity Transfer Services Inc., as further amended by that certain Amendment No. 1 to Amended and Restated Shareholder Rights Plan Agreement dated October 6, 2008 (collectively, the “Rights Agreement”) with respect to the “Rights” as defined therein.

We have examined the originals or certified, conformed or reproduction copies of the foregoing documents and all such other records, agreements, instruments and documents as we have deemed necessary as the basis for the opinion expressed herein.  In all such examinations, we have assumed (a) the genuineness of all signatures on original or certified copies; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies; and (d) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered, repealed or amended in any respect material to our opinion as expressed herein.  As to various questions of fact relevant to the opinions hereafter expressed, we have relied upon certificates of public officials and statements or certificates of officers or representatives of the Company and others.

In addition to the foregoing, for purposes of rendering our opinion as expressed herein, we have assumed:

(1)           that the Company is, and at all times prior to the effectiveness of the Domestication will be, duly organized, validly existing and in good standing under the laws of Canada and under the Canada Business Corporations Act (the “CBCA”) and has, and at all times relevant for purposes of rendering our opinion as expressed herein had, the full power, authority and legal right to domesticate in the State of Nevada pursuant to Section 92A.270 of the Nevada Revised Statutes;

(2)           that, at all times relevant for purposes of rendering our opinion as expressed herein, the laws of Canada and the CBCA permitted, and will permit, the Domestication;

(3)           that the Domestication was, or will be, duly authorized by the Company;

(4)           that all necessary action was taken, or will be taken, under the CBCA and other applicable laws of Canada to authorize and permit the Domestication and any and all consents, approvals and authorizations from applicable Canadian governmental authorities required to authorize and permit the Domestication have been, or will be, obtained;

(5)           that the Domestication Documents, in the forms thereof submitted for our review, without alteration or amendment (other than filling in the appropriate date and effective time and adding any required cover sheets) will be duly authorized and executed and thereafter be duly filed with the Nevada Secretary of State in accordance with Sections 78.030, 78.035, and Section 92A.270 of the Nevada Revised Statutes, and that the Company will pay all fees or other charges required to be paid in connection with the filing of the Domestication Documents;

(6)           that each common share of the Company issued and outstanding prior to the Domestication is, and immediately prior to the effective time of the Domestication will be, duly authorized, validly issued, fully paid and non-assessable under the laws of Canada and the CBCA;

(7)           that each Right issued and outstanding prior to the Domestication is, and immediately prior to the effective time of the Domestication will be, duly authorized, validly issued, fully paid and non-assessable under the laws of Canada, the CBCA and the Rights Agreement; and

(8)           that each common share and Right of the Company issued and outstanding prior to the Domestication was not or will not be issued in violation of any preemptive or other similar rights arising under the laws of Canada and the CBCA, the organizational documents of the Company, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, or any court decree or order.

Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate to render our opinion as expressed herein, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that:

A.           Each validly issued, fully paid and non-assessable common share of the Company issued and outstanding immediately prior to the effective time of the Domestication (the “Domestication Shares”) pursuant to the organizational documents of the Company and the laws of Canada and the CBCA will represent a validly issued, fully paid and non-assessable share of common stock, par value $.001 per share, of the Company upon the effective time of the Domestication; and

B.           The Rights outstanding on the effective time of the Domestication and associated with the Domestication Shares will represent validly issued Rights of the Company under the Rights Agreement upon the effective time of the Domestication.

The opinion set forth in paragraph B. above is limited to the corporate authorization and valid issuance of the Rights under the laws of the State of Nevada.  We do not express any opinion herein with respect to any other aspect of the Rights, the effect of equitable principles or fiduciary considerations relating to the authorization, execution, delivery or administration of the Rights Agreement or the issuance of the Rights or the enforceability of any particular provisions of the Rights Agreement.  In rendering the opinion set forth in paragraph B. above, we have assumed that the Company’s Board of Directors has acted and will act in accordance with its fiduciary duties with respect to the authorization, execution, delivery and administration of the Rights Agreement and the issuance of the Rights.

The opinions expressed herein are rendered solely for your benefit in connection with the matters addressed herein.  The opinions expressed herein are with respect to, and limited to, the corporate laws of the State of Nevada and the federal laws of the United States, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.  We consent to the filing of this opinion letter as an exhibit to the Registration Statement.  The foregoing opinion is rendered as of the date first set forth above and, assuming no material adverse change in any relevant law, document, authorization or approval, as of the effective date of the Registration Statement.  We undertake no duty to update or supplement this opinion for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Very truly yours, /s/ Parr Brown Gee & Loveless, PC PARR BROWN GEE & LOVELESS, PC